                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                COMDISCO, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              [LOGO OF COMDISCO]

                              6111 N. RIVER ROAD
                           ROSEMONT, ILLINOIS 60018

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 20, 1998

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the "Annual Meeting") of Comdisco, Inc., a Delaware corporation ("Comdisco"), will be held on Tuesday, January 20, 1998, at 3:00 p.m. (C.S.T.). The Annual Meeting will be convened at Comdisco's corporate office, 6111 N. River Road, Rosemont, Illinois 60018, in the first floor auditorium for the purpose of considering and acting upon the following:

    1. The election of five Class III Directors of Comdisco for a term of three years;

    2. The ratification of a new Employee Stock Purchase Plan;

    3. The amendment of Comdisco's Restated Certificate of Incorporation to increase the number of authorized shares of Comdisco, Inc. common stock by 550,000,000 shares;

    4. The ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of Comdisco for the current fiscal year; and

    5. The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on December 8, 1997 ("Stockholders" and individually a "Stockholder"), are entitled to notice of and to vote at the Annual Meeting. For at least ten days prior to the Annual Meeting, a list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any Stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at Comdisco's corporate office.

Stockholders are cordially invited to attend the Annual Meeting. However, whether or not a Stockholder plans to attend, each Stockholder is urged to vote by one of the following methods: (i) signing, dating and promptly returning the enclosed proxy in the accompanying envelope or (ii) by using a toll-free telephone number as described on the enclosed proxy card.

The Annual Report, Proxy Statement and Proxy are enclosed with this notice.

Dated and mailed at New York, New York, December 22, 1997.

                                         By order of the Board of Directors

                                         PHILIP A. HEWES
                                         Secretary

                                   IMPORTANT

Please complete, sign and return the enclosed Proxy immediately or use the telephone voting procedure. A return envelope, which requires no postage if mailed in the United States, is enclosed as well as the option to vote by using a toll-free telephone number.

                               TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION ........................   1
 Annual Meeting...........................................................   1
 Voting and Record Date...................................................   1
 Cost of Proxy Solicitation...............................................   1
 Quorum and Required Vote.................................................   2
 Stockholder Communications...............................................   2
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS..............................   2
 Security Ownership of Certain Beneficial Owners..........................   2
 Security Ownership of Directors and Management...........................   3
ELECTION OF DIRECTORS.....................................................   4
 Nominees For Terms Expiring In 2001 (Class III Directors)................   4
 Directors Continuing In Office Until 1999 (Class I Directors)............   4
 Directors Continuing In Office Until 2000 (Class II Directors)...........   5
GOVERNANCE OF THE COMPANY.................................................   6
 Committees of the Board of Directors.....................................   6
 Compensation of Directors................................................   6
 Employment and Consulting Agreements.....................................   7
 Business Relationships...................................................   7
 Transactions with Management.............................................   7
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................   8
EXECUTIVE COMPENSATION AND BENEFITS.......................................   8
 Summary Compensation Table...............................................   8
 Option Grants in Last Fiscal Year........................................   9
 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End
  Value...................................................................   9
 Long Term Incentive Plan ("LTIP") Awards.................................  10
COMPENSATION COMMITTEE REPORT.............................................  10
 Role of the Committee....................................................  10
 Continuing Compensation Strategy.........................................  10
 Chief Executive Officer Compensation.....................................  10
 Other Executive Officer Compensation.....................................  11
COMPANY STOCK PRICE PERFORMANCE GRAPH.....................................  12
PROXY PROPOSALS...........................................................  12
 Proposal 1: Election Of Directors........................................  12
 Proposal 2: 1998 Employee Stock Purchase Plan............................  13
 Proposal 3: Proposal To Amend Comdisco's Restated Certificate Of
  Incorporation...........................................................  15
 Proposal 4: Appointment Of Auditors......................................  16
SUBMISSION OF STOCKHOLDER PROPOSALS.......................................  17
EXHIBIT A - COMDISCO, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN..............  18

                        COMDISCO, INC. PROXY STATEMENT

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

ANNUAL MEETING

This Proxy Statement, which is being mailed to Stockholders on or about December 22, 1997, is furnished in connection with the solicitation by the Board of Directors of Comdisco, Inc., a Delaware corporation ("Comdisco" or the "Company"), of proxies for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, January 20, 1998, at 3:00 p.m. (C.S.T.) at Comdisco's corporate office, 6111 N. River Road, Rosemont, Illinois 60018, and at any adjournment of the Annual Meeting.

At the Annual Meeting, Stockholders will be asked to elect five Class III Directors, to ratify a new Employee Stock Purchase Plan, to ratify a proposal to amend Comdisco's Restated Certificate of Incorporation to increase the number of authorized shares of Comdisco, Inc. common stock by 550,000,000 shares, and to ratify the appointment of independent auditors. Because many of our Stockholders are unable to personally attend the Annual Meeting, the Board of Directors solicits the enclosed proxy so that each Stockholder is given an opportunity to vote. This proxy enables each Stockholder to vote on all matters scheduled to come before the Annual Meeting. When a properly executed proxy card is returned, or a vote is received through Automated Telephone Voting using the toll-free number listed on the proxy card, the Stockholder's shares will be voted according to the Stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card or by voting by phone. If no choice has been specified, the shares will be voted FOR the election of the Director-nominees listed below, FOR the ratification of a new Employee Stock Purchase Plan, FOR amending Comdisco's Restated Certificate of Incorporation to increase the number of authorized shares of Comdisco, Inc. common stock by 550,000,000 shares, and FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors.

VOTING AND RECORD DATE

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy statement will vote the shares represented thereby in accordance with their judgment on such matters. A proxy may be revoked by giving the Secretary of Comdisco written notice of revocation at any time before the voting of the shares represented by the proxy. A Stockholder who attends the Annual Meeting may cancel any proxy by voting at the Annual Meeting. Only holders of record of common stock at the close of business on December 8, 1997, are entitled to notice of and to vote at the Annual Meeting.

Stockholders of record can vote their shares by calling the toll-free telephone number on the proxy card or by mailing their signed proxy card. The Automated Telephone Voting procedure is designed to authenticate Stockholders by use of a personal identification number. The procedure allows Stockholders to vote their shares and to confirm that their instructions have been properly recorded. The Company has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any owner of record interested in voting by telephone are set forth on the enclosed proxy card.

COST OF PROXY SOLICITATION

The cost of soliciting proxies will be borne by Comdisco. In addition to solicitation by mail, proxies may be solicited by Directors, officers and employees of Comdisco by personal interview, telephone or telegram. Comdisco may request brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons. Comdisco will reimburse its transfer agent for charges and expenses incurred in connection with the distribution of proxy material and brokers or other persons holding stock in their names or in the names of their nominees for out-of-pocket expenses in forwarding proxy material to the beneficial owners. Two companies have been retained to assist in the solicitation of the proxies: (i) ChaseMellon Shareholder Services, New York, New York, for a fee of $5,500 plus out-of-pocket expenses, and (ii) Proxy Services Corporation (a telephone proxy solicitation services company) for a fee of $750 plus out of pocket expenses.

QUORUM AND REQUIRED VOTE

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock of the Company (the "Common Stock") entitled to vote (exclusive of shares held by or for the account of the Company) is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. The election of Directors will be decided by a plurality of the votes represented in person or by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the approval of each of the other matters to be presented.

STOCKHOLDER COMMUNICATIONS

Comdisco information can be received in the following manner:

    1) To have information, such as the Company's latest earnings release, Form 10-K, Form 10-Q or Annual Report mailed to you, please contact Comdisco Investor Relations at (847) 518-5853 or via the Internet at ixscalis@comdisco.com.

    2) To view Comdisco's website on the Internet, use Comdisco's website address: http://www.comdisco.com. Comdisco's website allows you to view information concerning Comdisco, including press releases and the 1997 Annual Report.

If you would like to write to Comdisco, please send your correspondence to the following address: Comdisco, Inc. 6111 North River Road, Rosemont, Illinois 60018, Attention: Investor Relations.

                 VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

As of December 8, 1997, the Company had 74,318,730 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the Stockholder to one vote upon each matter to be voted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists all persons known to be the beneficial owner of more than 5% of Comdisco's outstanding Common Stock as of December 1, 1997.


                                                                          PERCENT
                                                           NUMBER           OF
        NAME AND ADDRESS                                 OF SHARES*        CLASS
        ----------------                                 ----------       -------
        Fidelity Management and Research Corporation     7,750,000          10%
        1 Federal Street, Boston, MA 02110-2003
        Pontikes Family Trusts**                         3,744,312           5%
        6111 N. River Road, Rosemont, IL 60018
        Pontikes Trust**                                 9,337,328          13%
        6111 N. River Road, Rosemont, IL 60018
        Ponchil Limited Partnership**                    4,909,253           7%
        6111 N. River Road, Rosemont, IL 60018


   * Number of shares reported throughout this proxy reflects the 3 for 2 stock split of Common Stock authorized by the Board of Directors on May 5, 1997, and distributed to stockholders of record on June 16, 1997.
  ** See footnote (c) in the section entitled Security Ownership of Directors and Management.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the stock ownership of each Director and nominee for directorship, the Chief Executive Officer and the next four most highly compensated Executive Officers, and all Directors and Executive Officers as a group.


                                                 COMMON STOCK BENEFICIALLY
                                                         OWNED ON          % OF
        NAME                                         DECEMBER 1, 1997*     CLASS
        ----                                     ------------------------- -----
        Alan J. Andreini.......................        294,649   (a,b)      (d)
        Robert A. Bardagy......................        297,960     (b)      (d)
        Thomas Flohr...........................        233,700     (b)      (d)
        C. Keith Hartley.......................         86,202   (a,b)      (d)
        Philip A. Hewes........................        156,875   (a,b)      (d)
        Rick Kash..............................         97,226     (b)      (d)
        Harry M. Jansen Kraemer, Jr............           -0-
        Carolyn L. Murphy......................          3,300              (d)
        Thomas H. Patrick......................         96,862   (a,b)      (d)
        Nicholas K. Pontikes...................     18,407,775   (b,c)      25%
        William N. Pontikes....................      1,087,202   (a,b)     1.5%
        Jack Slevin............................        853,266   (a,b)     1.1%
        John J. Vosicky........................        384,819   (a,b)      (d)
        All Directors and Executive Officers as
        a group, including four officers not
        named above............................     22,220,075  (a,b,c)     30%


* Number of shares reported throughout this proxy reflects the 3 for 2 stock split of Common Stock.

(a) Includes shares held by or for the benefit of the immediate families of the above individuals and for which the named Stockholders disclaim any beneficial interest, as follows: Mr. W. Pontikes, 227,186 shares; Mr. Andreini, 955 shares; Mr. Slevin, 87,250 shares; Mr. Vosicky, 6,700 shares; and Directors and Executive Officers as a group, 322,091 shares.

    Also includes other shares held by or for the benefit of the immediate families of the above individuals, over which such individuals hold no voting or dispositive powers and for which the named Stockholders disclaim any beneficial interest, as follows: Mr. W. Pontikes, 74,742 shares; Mr. Hartley, 235 shares; Mr. Hewes, 3,193 shares; Mr. Patrick, 7,964 shares; Mr. Vosicky, 6,513 shares; and Directors and Executive Officers as a group, 92,647 shares.

(b) Includes shares obtainable upon exercise of stock options which are or become exercisable prior to January 30, 1998 as follows: Mr. N. Pontikes, 84,077 shares; Mr. W. Pontikes, 104,311 shares; Mr. Andreini, 202,844 shares; Mr. Bardagy, 122,504 shares; Mr. Flohr, 219,525 shares; Mr. Hartley, 49,612 shares; Mr. Hewes, 104,111 shares; Mr. Kash, 49,612 shares; Mr. Patrick, 49,612 shares; Mr. Slevin, 530,878 shares; Mr. Vosicky, 169,259 shares; and Directors and Executive Officers as a group, 1,888,555 shares. The percentages set forth in the above table give effect to the exercise of these options.

(c) Includes shares over which Nicholas Pontikes exercises sole or shared voting and dispositive powers but with respect to which he disclaims any beneficial interest (with the exception of a percentage of the shares owned by Ponfam Corp. and Ponchil Limited Partnership equal to his proportionate ownership interest in those entities), which shares are held of record as follows: Pontikes Trust, 9,337,328 shares; Pontikes Nonexempt Marital Trust, 3,380,964 shares; Pontikes Exempt Marital Trust, 134,077 shares; Ponchil Limited Partnership, 4,909,253 shares; Ponfam Corp., 144,031 shares; Pontikes Family Foundation, 112,015 shares; and various family trusts, 229,271 shares.

(d) Percentage of shares beneficially owned does not exceed 1% of the class outstanding.

                             ELECTION OF DIRECTORS

Pursuant to Comdisco's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with each class as equal in number as reasonably possible. Each year the stockholders elect the members of one of the three classes to a three year term of office. There are twelve Directors with Class I having three members, Class II having four members and Class III having five members.

The term of office of each of the five Class III Directors will expire at the 1998 Annual Meeting. The term of office for each of the Class III nominees to be elected at the 1998 Annual Meeting will expire at the 2001 Annual Meeting, the term of office for each of the Class I Directors will expire at the 1999 Annual Meeting, and the term of office of each of the Class II Directors will expire at the 2000 Annual Meeting, or in each case when their respective successors have been duly elected and qualified.

NOMINEES FOR TERMS EXPIRING IN 2001 (Class III Directors)

ALAN J. ANDREINI (Age 51--Director since 1992)

Mr. Andreini was Executive Vice President from July, 1994 through April, 1997 and Senior Vice President from July, 1986 to July, 1994. Mr. Andreini resigned as Executive Vice President effective May 1, 1997 and currently serves as President, Chief Operating Officer and Director of InterWorld Corporation. Mr. Andreini is also a Director of Hugoton Energy Corporation, Milwaukee Land Company and Youth Services International, Inc.

ROBERT A. BARDAGY (Age 58--Director since 1983)

Mr. Bardagy was Executive Vice President from July, 1986 to April, 1996. Mr. Bardagy retired from his position as Executive Vice President effective April 30, 1996 and currently serves as a consultant to the Company.

PHILIP A. HEWES (Age 45--Director since 1992)

Senior Vice President and Secretary(a)

Mr. Hewes has been Senior Vice President since January, 1992 and Secretary since October, 1991.

THOMAS H. PATRICK (Age 54--Director since 1971)

Mr. Patrick has been Executive Vice President, Member of the Office of the Chairman of Merrill Lynch & Co., Inc. ("Merrill Lynch") since May, 1993 and was Executive Vice President, Equity Markets Group from June, 1992 to May, 1993. Mr. Patrick is also a director of Baldwin & Lyons, Inc. and AMLI Realty Co.

NICHOLAS K. PONTIKES (Age 33--Director since 1993)

Chief Operating Officer(a)

Mr. Pontikes has been Chief Operating Officer of Comdisco since November, 1997. He was Executive Vice President of Comdisco from July, 1994 through October, 1997 and Vice President and President of the Business Continuity Services Division from September, 1993 to July, 1994. He was Vice President-- Business Controls of Business Continuity Services from January, 1993 to September, 1993 and was Director--International Marketing for the Comdisco Electronics Group from July, 1992 to January, 1993. Mr. Pontikes is the nephew of William N. Pontikes.

DIRECTORS CONTINUING IN OFFICE UNTIL 1999 (Class I Directors)

HARRY M. JANSEN KRAEMER, JR.(b) (Age 42--Director since 1997)

Mr. Kraemer has been President of Baxter International, Inc. ("Baxter") since April, 1997. Prior to that, he was Senior Vice President from 1993 through May, 1997 and Chief Financial Officer of Baxter and Vice President of Finance and Operations for a subsidiary of Baxter. Mr. Kraemer also serves as a director of MedPartners, Inc. and Science Applications International Corporation.

CAROLYN L. MURPHY(b) (Age 52--Director since 1997)

Ms. Murphy has been President, Commercial Operations for CNA Insurance Companies since May, 1995, and was Senior Vice President, Field Operations from January, 1984 to May, 1995. After 20 years of various executive positions, she will retire from CNA effective February 1, 1998.

JOHN J. VOSICKY (Age 49--Director since 1986)

Executive Vice President and Chief Financial Officer(a)

Mr. Vosicky has been Executive Vice President and Chief Financial Officer of Comdisco since July, 1994. He was Senior Vice President and Chief Financial Officer from November, 1985 to July, 1994. Mr. Vosicky serves as director of Racing Champions Corporation.

DIRECTORS CONTINUING IN OFFICE UNTIL 2000 (Class II Directors)

C. KEITH HARTLEY (Age 55--Director since 1978)

Mr. Hartley has been Managing Partner of Forum Capital Markets L.P. since August 1995. From May, 1991 to August, 1995 he was an independent financial consultant. Mr. Hartley is also a director of Phoenix Shannon p.l.c., Swisher International Group Inc. and U.S. Diagnostics, Inc.

RICK KASH (Age 55--Director since 1987)

Mr. Kash has been President and Managing Partner of The Cambridge Group, management consultants, since 1975.

WILLIAM N. PONTIKES (Age 56--Director since 1977)

Executive Vice President(a)

Mr. Pontikes has been Executive Vice President since October, 1989. Mr. Pontikes is the uncle of Nicholas K. Pontikes.

JACK SLEVIN (Age 61--Director since 1979)

Chairman of the Board, President and Chief Executive Officer(a)

Mr. Slevin has been Chairman of the Board since January, 1996 and has been President and Chief Executive Officer since July, 1994. He was Interim Chief Operating Officer from December, 1993 to July, 1994 and Executive Vice President from April, 1992 to July, 1994.

(a) These individuals, along with Thomas Flohr, David J. Keenan, John C. Kenning, and Martin R. Walsh are the current executive officers of Comdisco. Mr. Flohr, age 37, has been Senior Vice President of Comdisco since April, 1995. He has been President of Comdisco Europe since 1995 and was Managing Director of Comdisco Europe from 1992 to 1994. Mr. Keenan, age 49, has been Senior Vice President and Controller since January, 1997. He was Vice President and Controller from January, 1985 to January, 1997. Mr. Kenning, age 36, has been National Sales Manager and Senior Vice President since August, 1995. He was Vice President/Marketing from April, 1995 to August, 1995, and Regional Marketing Manager from October, 1986 to August, 1995. Mr. Walsh, age 45, has been Executive Vice President since August, 1996. He was Senior Vice President from July, 1987 to August, 1996 and President/Large Systems Division from October, 1995 to August, 1996. Mr. Walsh has tendered his resignation from Comdisco, effective December 31, 1997.

(b) Harry M. Jansen Kraemer, Jr. and Carolyn L. Murphy were each appointed by the Board as Class I Directors on January 21, 1997 to fill the vacancies created by the resignations of Basil R. Twist, Jr. and Edward H. Fiedler, Jr.

                           GOVERNANCE OF THE COMPANY

During the last fiscal year, the Board of Directors held six meetings (two of which were telephonic). All incumbent directors, including those standing for re-election, attended at least seventy-five percent of the meetings of the Board of Directors and of the committees on which they served (with the exception of Harry M. Jansen Kraemer, Jr. and Carolyn L. Murphy, who were not appointed as Directors until January 21, 1997).

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established Executive, Audit, Stock Option and Compensation Committees as follows:

THE EXECUTIVE COMMITTEE, which acts on behalf of the Board of Directors in connection with the regular conduct of Comdisco's business, is composed of Messrs. N. Pontikes, W. Pontikes, Slevin and Vosicky. It has been the practice of the Executive Committee to act by unanimous consent without a meeting.

THE AUDIT COMMITTEE is composed of Messrs. Hartley, Kash and Patrick. The Audit Committee, which met once during the last fiscal year, has the general responsibility for establishing and maintaining communications with Comdisco's internal and independent accountants, reviewing the methods used and audits made by the auditors in connection with Comdisco's published financial statements, and reviewing with the auditors Comdisco's financial and operating controls.

THE STOCK OPTION COMMITTEE consists of Messrs. Hartley and Kash, each of whom is a "non-employee director" as defined in the Securities Exchange Act of 1934 and "outside director" as defined in the U.S. Internal Revenue Code of 1986, as amended. The committee makes the determination as to options awarded to the Executive Officers and makes recommendations to the Board of Directors as to all other officers and employees with regard to the granting of stock options and the administration of stock option plans. The Stock Option Committee has the practice of taking formal actions by unanimous consent without a meeting.

THE COMPENSATION COMMITTEE consists of Messrs. Hartley and Kash. The Compensation Committee has the general responsibility for determining the compensation arrangements of Executive Officers (including the compensation arrangements for Comdisco's Chairman of the Board, President and Chief Executive Officer, Mr. Slevin), and evaluating the compensation arrangements for all other officers and employees. The Compensation Committee met once during the last fiscal year.

The Board of Directors does not presently have a nominating committee.

COMPENSATION OF DIRECTORS

Non-employee Directors are paid a quarterly retainer of $6,000, a Board meeting fee of $2,000 plus expenses, and a Committee meeting fee of $2,000 plus expenses if the Committee meeting is on a date other than that scheduled for a full Board of Directors meeting. The non-employee Directors may elect, in advance, to receive a restricted stock award or a stock option in lieu of the cash compensation referred to in the preceding sentence. The restricted stock award would be issued under the 1992 or 1995 Comdisco, Inc. Long-Term Stock Ownership Incentive Plans and would be based on the following formula: Number of Shares of Restricted Stock 5 (Retainer and Board Meeting Fees x 1.5) divided by the closing price of the Common Stock on the first business day of the next fiscal year. The stock options would be issued under the Comdisco, Inc. Outside Director Deferred Fee Option Plan and would be based on the following formula:
Number of Options 5 (Retainer and Board Meeting Fees x 1.5) divided by (closing price of the Common Stock on the last day of the fiscal year -$1.00). The options would have a ten year term, would vest after six months and would have an exercise price of $1.00. On January 21, 1997, Messrs. Fiedler, Hartley, Kash, Patrick, and Twist each received 1,725 shares at $1.00 per share (or 2,587 shares at $.67 post split) under the Outside Director Deferred Fee Option Plan. In addition to the foregoing, in October of 1997, each non-employee Director was granted an option to acquire 4,725 shares of Common Stock at a price equal to the closing price on the date of grant ($31.75) pursuant to Comdisco's Non-Employee Directors' Stock Option Plan. These options also vest in six months from the date granted and expire 10 years from the date of grant.

EMPLOYMENT AND CONSULTING AGREEMENTS

The Company entered into an agreement with Robert Bardagy relating to compensation commencing April 1, 1996, the effective date of his retirement from the position of Executive Vice President of the Company. The agreement provides for a minimum eighteen-month term during which Mr. Bardagy, in addition to his service as Director, remains available to consult with the Company. Under the terms of the agreement, Mr. Bardagy receives compensation (payable in bi-monthly installments) equal to the average of his total compensation paid in the three fiscal years prior to his retirement. The Company will continue to provide its customary insurance benefits (other than disability and accidental death plans) to Mr. Bardagy through his 65th birthday, provided that he pays the regular employee portion of the cost of these benefits. As long as Mr. Bardagy provides services under this agreement, he will remain eligible to retain stock options previously granted in accordance with the terms of the relevant grant agreements and stock option plans. Amounts payable, if any, under previously awarded senior management incentive plans will be distributed in accordance with the terms of those plans.

The Company entered into an agreement with Alan Andreini relating to compensation commencing May 1, 1997, the effective date of his resignation from the position of Executive Vice President of the Company. The agreement provides for a minimum twelve-month term during which Mr. Andreini, in addition to his service as Director, remains available to consult with the Company. Under the terms of the agreement, Mr. Andreini's base salary ended on his resignation date but he was eligible to receive 7/12ths of his annual cash incentive bonus payment that was payable based upon the Company attaining certain pre-tax earnings objectives for the fiscal year ended September 30, 1997. All performance unit awards that were previously granted to Mr. Andreini were terminated, but Mr. Andreini did receive a payment of $448,000 in lieu of certain performance units that would have been payable for the three year performance period ending September 30, 1997. The Company paid Mr. Andreini $1,163,516 on June 1, 1997. This amount represented the spread between the option exercise price and the market price of certain options that were cancelled by the Company. As long as Mr. Andreini remains a Director of the Company, he will remain eligible to retain certain stock options (as set forth in the Aggregated Option Exercises Table set forth below) previously granted in accordance with the terms of the relevant grant agreements and stock option plans.

Mr. Slevin's employment agreement is discussed in the section entitled "Compensation Committee Report".

BUSINESS RELATIONSHIPS

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which certain Comdisco directors are executive officers. The Company does not consider the amounts involved in such transactions to be material in relation to its business and believes that such amounts are not material in relation to the business of such other corporations or the interests of the directors involved.

Mr. Patrick is an Executive Vice President of Merrill Lynch. In fiscal 1997, Merrill Lynch acted as one of Comdisco's agents in connection with the sale of Comdisco's medium term notes and served as one of the underwriters of Comdisco's senior notes. Merrill Lynch also acted as a dealer in the sale of Comdisco's domestic commercial paper. In addition, Merrill Lynch Group Employee Services, a division of Merrill Lynch, has agreed to perform various services in connection with the implementation and ongoing administration of Comdisco's U.S. and International Employee Stock Purchase Plans. Once approved and implemented, Merrill Lynch will execute trades and maintain accounts on behalf of the Comdisco employee participants.

As of May 1, 1997, Mr. Alan Andreini became President, Chief Operating Officer and Director of InterWorld Corporation. In January, 1997, Comdisco caused a $1,600,000 Letter of Credit to be issued on behalf of InterWorld. The Letter of Credit has a one year term with an option to extend for a period of one year ending January, 1998. During fiscal 1997, Comdisco leased computer related equipment to InterWorld for a 36 month period for a monthly rental of $54,511 from April through June, and $112,890 from July through September. In April of 1997, Comdisco made an investment of $1,000,000, and in November, 1997, Comdisco made an investment of $250,000 in InterWorld preferred stock.

TRANSACTIONS WITH MANAGEMENT

During fiscal 1995, Comdisco made personal loans in an aggregate amount of $704,405 to Mr. Slevin. The loans were evidenced by a demand note bearing interest at the LIBOR rate plus 3/4% and secured by the mortgage of his personal residence. In January of 1997, Mr. Slevin retired the loans by paying Comdisco the then outstanding balance of $694,573, plus accrued interest to the date of payment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Comdisco's Officers and Directors, and persons who own more than ten percent of a registered class of Comdisco's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and any national securities exchange on which such class of equity securities is registered. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish Comdisco with copies of all Section 16(a) forms filed.

Based solely on the Company's review of the copies of such forms received by it, or on written representation from certain reporting persons that no Forms 5 were required for those persons during fiscal year 1997, all filing requirements applicable to its Directors, Officers and greater than ten percent beneficial owners were complied with except as follows: Messrs. Vosicky, Flohr and W. Pontikes each did not timely file a monthly report of one transaction. However, Messrs. Vosicky, Flohr and W. Pontikes did report these transaction on Form 5 as soon as the omissions were discovered.

                      EXECUTIVE COMPENSATION AND BENEFITS

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to compensation for services in all capacities paid by Comdisco and its subsidiaries for the past three fiscal years, to or on behalf of (i) Jack Slevin, Chairman, President and Chief Executive Officer, (ii) each of the four other most highly compensated Executive Officers of Comdisco serving on September 30, 1997, and (iii) Alan Andreini, who was not serving as an Executive Officer on the last day of the fiscal year.


                                                                    LONG-TERM COMPENSATION*
                                                                -------------------------------
                                      ANNUAL COMPENSATION              AWARDS          PAYOUTS
                                 ------------------------------ --------------------- ---------
                                                                           SECURITIES   LONG-
                                                                RESTRICTED UNDERLYING   TERM
     NAME AND PRINCIPAL                            OTHER ANNUAL   STOCK     OPTIONS   INCENTIVE    ALL OTHER
          POSITION          YEAR  SALARY   BONUS   COMPENSATION   AWARDS    (SHARES)   PAYOUTS  COMPENSATION(A)
  ------------------------  ---- -------- -------- ------------ ---------- ---------- --------- ---------------
  Jack Slevin               1997 $550,000 $440,000     -0-         -0-       29,425   $831,000     $  14,111
  Chairman, President       1996  500,000  580,000     -0-         -0-      490,752    420,000         9,425
  and CEO                   1995  400,000  401,000     -0-         -0-      199,469        -0-         6,074
  Nicholas K. Pontikes      1997  277,917  278,200     -0-         -0-       13,350    478,000        14,111
  Chief Operating Officer   1996  230,000  230,000     -0-         -0-       66,801    201,000         9,425
                            1995  230,000  230,000     -0-         -0-      102,462        -0-         6,074
  Thomas Flohr(d)           1997  300,000  300,000     -0-         -0-       10,720        -0-           -0-
  Senior Vice President
  William N. Pontikes       1997  220,000  268,200     -0-         -0-       13,350    473,000        14,111
  Executive Vice President  1996  220,000  220,000     -0-         -0-       76,155    300,000         9,425
                            1995  225,000  230,000     -0-         -0-      131,796        -0-         6,074
  John J. Vosicky           1997  240,000  218,200     -0-         -0-       13,350    483,000        14,111
  Executive Vice President  1996  240,000  200,000     -0-         -0-       42,444    225,000         9,425
  & Chief Financial Offi-
   cer                      1995  235,000  235,000     -0-         -0-       80,047        -0-         6,074
  Alan J. Andreini          1997  131,250  145,833     -0-         -0-          -0-    448,000     1,163,516(b)
  Executive Vice President  1996  200,000  200,000     -0-         -0-       94,867    225,000         9,425
  through April 30, 1997    1995  200,000  200,000     -0-         -0-      317,858        -0-        43,392(c)


* Number of shares reported throughout this proxy reflects the 3 for 2 stock split of Common Stock.
(a) Amounts of All Other Compensation are amounts contributed by Comdisco under Comdisco's Profit Sharing and Employee Stock Ownership Plans for the persons named above except for the amounts shown for Mr. Andreini for fiscal years 1997 and 1995; see footnotes (b) and (c), respectively.
(b) Payment as described in "Employment and Consulting Agreements."
(c) Includes $6,074 in Comdisco contributions to retirement plans as outlined in footnote (a) above and $37,318 paid pursuant to the terms of the Comdisco Financial Services, Inc. Residual Incentive Compensation Plan.
(d) Mr. Flohr became an Executive Officer of Comdisco in fiscal 1997.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information with respect to stock option grants made to named Executive Officers during the fiscal year ended September 30, 1997.


                                                                 POTENTIAL REALIZABLE
                                                               VALUE AT ASSUMED ANNUAL
                                                                 RATES OF STOCK PRICE
                                                               APPRECIATION FOR OPTION
                             INDIVIDUAL GRANTS*                          TERM
              ------------------------------------------------ ------------------------
               NUMBER OF    % OF TOTAL
               SECURITIES  OPTIONS/SARS
               UNDERLYING   GRANTED TO  EXERCISE OR
              OPTIONS/SARS EMPLOYEES IN BASE PRICE  EXPIRATION
   NAME       GRANTED (#)  FISCAL YEAR    ($/SH)       DATE     0%     5%       10%
   ----       ------------ ------------ ----------- ---------- ---- -------- ----------
   Jack
    Slevin       29,425         24       $32.6875    09/30/07  $-0- $604,890 $1,532,909
   Nicholas
    K.
    Pontikes     13,350         11        32.6875    09/30/07   -0-  274,436    695,474
   Thomas
    Flohr        10,720          9        32.6875    09/30/07   -0-  220,371    558,463
   William
    N.
    Pontikes     13,350         11        32.6875    09/30/07   -0-  274,436    695,474
   John J.
    Vosicky      13,350         11        32.6875    09/30/07   -0-  274,436    695,474
   Alan J.
    Andreini        -0-        -0-            -0-         -0-   -0-      -0-        -0-


* Number of shares reported throughout this proxy reflects the 3 for 2 stock split of Common Stock

The amounts under the columns labeled "5%" and "10%" are included by the Company pursuant to certain rules promulgated by the SEC and are not intended to forecast future appreciation, if any, in the price of the Common Stock. Such amounts are based on the assumption that the named persons hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Common Stock. The column headed "0%" is included to demonstrate that the options were granted at fair market value, optionees will not recognize any gain without an increase in the stock price, and any increase in stock price will benefit all stockholders proportionately.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUE

The following table sets forth information with respect to the named Executive Officers in the Summary Compensation Table concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.


                                                   TOTAL NUMBER OF                   TOTAL VALUE OF
                                                  SHARES UNDERLYING                   UNEXERCISED,
                         NUMBER OF               UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                          SHARES             HELD ATSEPTEMBER 30, 1997*       HELD AT SEPTEMBER 30, 1997**
                         ACQUIRED    VALUE   ------------------------------   ------------------------------
  NAME                  ON EXERCISE REALIZED EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
  ----                  ----------- -------- -------------   --------------   -------------- ---------------
  Jack Slevin                355    $  4,299         523,194          558,463 $   11,238,189  $   9,935,415
  Nicholas K. Pontikes         0           0          80,455          158,408      1,566,980      3,021,222
  Thomas Flohr             4,725      64,355         189,495          203,320      3,897,541      3,309,133
  William N. Pontikes          0           0          98,823          122,478      1,947,406      1,928,538
  John J. Vosicky         23,625     299,801         165,197           74,145      3,838,444      1,082,200
  Alan J. Andreini        47,248     568,157         180,344          220,197      3,778,070      4,372,952


* Number of shares reported throughout this proxy reflects the 3 for 2 stock split of Common Stock
**Based on the closing price of the Common Stock, $32.6875, on September 30, 1997.

LONG TERM INCENTIVE PLAN ("LTIP") AWARDS

The following table sets forth information with respect to the grants of Performance Unit Awards under the Comdisco, Inc. 1992 Long-Term Stock Ownership Incentive Plan to the named Executive Officers during the fiscal year ended September 30, 1997. The target performance objective is that Comdisco's Total Shareholder Return, the sum of the stock price appreciation plus dividends (reinvested), be ranked at or above the sixtieth percentile of the Total Shareholder Return of all companies in the S&P 500 for the period running from October 1, 1996 through September 30, 1999. The minimum performance objective is a fiftieth percentile ranking. If the actual ranking is less than the fiftieth percentile, no compensation will be paid under these awards.


                                                         ESTIMATED FUTURE PAYOUTS
                                                                   UNDER
                        NUMBER  PERFORMANCE OR OTHER    NON-STOCK PRICE-BASED PLANS
                          OF   PERIOD UNTIL MATURATION -----------------------------
  NAME                  UNITS        OR PAYMENT        THRESHOLD  TARGET   MAXIMUM
  ----                  ------ ----------------------- --------- -------- ----------
  Jack Slevin            366     September 30, 1999    $183,000  $366,000 $1,098,000
  Nicholas K. Pontikes   167     September 30, 1999      83,500   167,000    501,000
  Thomas Flohr           133     September 30, 1999      66,500   133,000    399,000
  William N. Pontikes    167     September 30, 1999      83,500   167,000    501,000
  John J. Vosicky        167     September 30, 1999      83,500   167,000    501,000
  Alan J. Andreini*      167     September 30, 1999      83,500   167,000    501,000

* Performance Unit Awards granted to Mr. Andreini were terminated in conjunction with his resignation as Executive Vice President of the Company, effective May 1, 1997 (see "Employment and Consulting Agreements", above).


                         COMPENSATION COMMITTEE REPORT

ROLE OF THE COMMITTEE

In 1993, the Board of Directors defined the scope of authority that would be delegated to the non-employee Directors who serve as members of the Compensation Committee. Overall direction was given to this Committee to review and approve the Company's compensation policies to ensure that Executive Officers are rewarded appropriately for their contributions to Comdisco's growth and profitability and to ensure that compensation policies support Comdisco's business objectives, organization structure and stockholder interests. Specific direction was given to determine the compensation of the Chief Executive Officer and to review and approve the compensation of the Executive Officers of the Company.

CONTINUING COMPENSATION STRATEGY

The Compensation Committee has continued to evaluate Comdisco's compensation plans in accordance with the Committee's objectives of linking compensation to profit measures and increasing stockholder value. The senior management team continues to be compensated in the manner originally suggested by outside compensation consultants in 1994. The total compensation for the Chief Executive Officer and certain Executive Officers is comprised of the following components: (i) base salary, (ii) annual incentive (cash and stock options) based on Company pre-tax earnings objectives, and (iii) long term performance units based on Total Shareholder Return objectives. Each of the foregoing components constituted approximately one-third of the executive's total compensation. Thus, approximately two-thirds of the executive's compensation is subject to both the Company's pre-tax earnings performance and stockholder returns. The Committee has been extremely pleased with the fact that the Company has exceeded the maximum goal by placing above the 90th percentile in Total Shareholder Return for the three year Performance Periods ended September 30, 1996 and 1997. This is a clear reflection that senior management has been able to manage the Company in a manner that directly correlates with stockholder interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

1997 FISCAL YEAR. Jack Slevin's compensation package for fiscal 1997 reflects the Committee's strategy of placing a majority of the compensation at risk subject to the attainment of pre-tax earnings goals and longer-term Total Shareholder Return goals. The Company had an employment agreement with Mr. Slevin which provided for a base salary of $600,000 for fiscal 1997. Annual cash incentive compensation for Mr. Slevin was equal to 1% of Comdisco's 1997 fiscal year pre-tax earnings between $150 million and $200 million and 2% of pre-tax earnings in excess of $200 million. The amount of annual cash incentive payments can be found in the Summary Compensation Table. Mr. Slevin also earned an annual stock option award which was based upon the attainment of pre-tax earnings objectives for fiscal 1997. Pursuant to this award, Mr. Slevin received 29,425 option shares at $32.6875 (the closing price of Common Stock on September 30, 1997). Mr. Slevin was granted 366 Performance Units under the Comdisco, Inc. 1995 Long-Term Stock Ownership Incentive Plan. The performance period and performance objectives are set forth in "Long Term Incentive Plan Awards", above. To further align Mr. Slevin's interests with those of the Company's stockholders, the Committee offered Mr. Slevin the right to forego cash compensation in exchange for stock options. Under this "Cash-to-Option" alternative, Mr. Slevin elected to forego $150,000 in cash compensation. In return, Mr. Slevin received a stock option to acquire 46,777 shares at the closing price ($19.25) of Comdisco's Common Stock on the date of such election.

1998 FISCAL YEAR. In continuance of its past practices, the Committee increased the pre-tax earnings targets for 1998 such that Mr. Slevin's annual cash incentive compensation will be equal to 1% of Comdisco's 1998 fiscal year pre-tax earnings between $190 million and $230 million and 2% of pre-tax earnings in excess of $230 million. Mr. Slevin will also earn an annual stock option award of 29,585 options if the Company attains certain pre-tax earnings objectives for fiscal 1998. The exercise price of these options, if earned, will be at the closing price of Comdisco's stock on September 30, 1998. For the long term perspective, Mr. Slevin was granted 366 Performance Units under the Comdisco, Inc. 1995 Long Term Stock Ownership Incentive Plan. The performance period and performance objectives are set forth in "Long Term Incentive Plan Awards", above. The Committee again offered Mr. Slevin the right to forego cash compensation to be earned in 1998 in exchange for stock options. Under this "Cash-to-Option" alternative, Mr. Slevin elected to forego $150,000 in cash compensation. In return, Mr. Slevin received a stock option to acquire 27,525 shares at the closing price ($31.75) of Comdisco's Common Stock on the date of such election.

OTHER EXECUTIVE OFFICER COMPENSATION

During fiscal year 1997, the Company entered into incentive compensation agreements with certain of its Executive Officers. The agreements included the following elements which are similar to the components discussed above for Mr.
Slevin: (i) base salary, (ii) annual incentive (cash and stock options) based on Company pre-tax earnings objectives and (iii) long term performance units based on Total Shareholder Return objectives. The Executive Officers also participated in the "Cash-to-Option" alternative under which they had the right to forego cash compensation in exchange for stock options.

This report has been provided by C. Keith Hartley and Rick Kash, the members of the Compensation Committee.

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

The following performance graph compares the performance of Comdisco's Common Stock for the last five fiscal years (October 1, 1992--September 30, 1997) to that of the Standard & Poor's 500 Stock Index and the Standard & Poor's Midcap 400 Index. The S&P Midcap 400 Index, in which Comdisco is included, represents a comparison to companies with similar market capitalization. Comdisco's most similar peers are divisions or subsidiaries of large publicly-held companies. At this time, therefore, the Company feels that the most appropriate comparison is to publicly-held companies with similar market capitalizations.



                             [GRAPH APPEARS HERE]

Measurement Period                               S&P
(Fiscal Year Covered)        COMDISCO, INC.      500 INDEX    S&P MIDCAP 400
-------------------          --------------      ---------    --------------
Measurement Pt-
 9/92                        $100                $100         $100
FYE  9/93                    $107                $113         $124
FYE  9/94                    $133                $117         $126
FYE  9/95                    $194                $152         $158
FYE  9/96                    $286                $183         $181
FYE  9/97                    $489                $257         $251


(1) Assumes $100 invested on September 30, 1992 in Comdisco Common Stock, S&P 500 Index and S&P Midcap 400 Index. Each of the three measures of cumulative total return assumes reinvestment of dividends.
(2) The S&P Midcap Index consists of the issuers with market capitalizations of $200 million to $5 billion.

In accordance with rules promulgated by the Securities and Exchange Commission, the information included under captions "Compensation Committee Report" and "Company Stock Price Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                PROXY PROPOSALS

PROPOSAL 1: ELECTION OF DIRECTORS

Five Directors are to be elected at the Annual Meeting for three year terms expiring at the 2001 Annual Meeting: A. Andreini, R. Bardagy, P. Hewes, T. Patrick and N. Pontikes, all of whom are presently Directors of the Company and have been nominated by the Board of Directors for election at this Annual Meeting. The accompanying proxy will be voted for the Board of Directors' nominees, except where the authority to vote is withheld.

The nominees for Director will be elected if they receive the affirmative vote of a plurality of all votes entitled to be cast at the Annual Meeting.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. If any nominee becomes unavailable for election, those shares voted for such nominee will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy.

RECOMMENDATION: The Board of Directors favors a vote "FOR" each of the nominees.

PROPOSAL 2: 1998 EMPLOYEE STOCK PURCHASE PLAN

The Comdisco Employee Stock Purchase Plan (the "Plan") is intended to be a successor to the Comdisco 1982 Employee Stock Purchase Plan which shall terminate on December 31, 1997.

On November 4, 1997, the Board of Directors adopted the Plan and a substantially similar plan for non-U.S. employees (the "International Plan", and together with the Plan, the "Plans"). The Effective Date of the Plan is April 1, 1998, subject to the approval of the Stockholders. The Plans will allow, in the aggregate, up to 3% of the issued and outstanding shares of the Common Stock to be purchased by employees who are not: (i) subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, which consists of certain executive officers, any directors and beneficial owners of more than 10% of any class of any equity security ("Section 16(b) Persons"), or (ii) persons who, immediately after the grant of rights under the Plans, would own or hold outstanding options or other rights to purchase stock consisting of 5% or more of the total combined voting power or value of all classes of stock of the Company. The purpose of the Plans is to promote the interests of the Company by providing eligible employees with the opportunity to share in the fortunes of the Company by acquiring a proprietary interest in the Company. The Plan is intended to qualify under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

DESCRIPTION OF MATERIAL FEATURES OF THE PLAN

The following is a summary of the material features of the Plan. The full text of the Plan as submitted for approval is set forth in Exhibit A. The following description is subject in all respects to the provisions of the Plan. Capitalized terms used herein shall have the same meanings as defined in the Plan.

Administration. The Plan Administrator will consist of two or more non-employee Board Members appointed by the Board to administer the Plan. The Plan Administrator shall interpret and construe any provision of the Plan and adopt any rules and regulations necessary to administer the Plan. The Plan Administrator shall have authority to delegate ministerial tasks related to the Plan to the Company's Human Resources, Accounting, Tax and Payroll Departments, and any decisions made by the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

Eligibility. A U.S. resident employee who is employed more than twenty (20) hours per week for more than five (5) months per calendar year by the Company or any of its majority owned subsidiaries is eligible to participate in the Plan, provided that he or she completes and submits the appropriate form at designated times and enters the Plan during the appropriate time periods. Each individual who is an Eligible Employee on the start day of any offering period may enter that offering period on such start date by completing enrollment forms as required by the Plan. Section 16(b) Persons are not eligible. Employees may actively particpate in only one Company sponsored stock purchase plan at a time. As of December 1, 1997, there were approximately 1,850 employees eligible to participate in the Plan.

Stock Subject to the Plan. The stock purchasable under the Plan is Common Stock, par value $.10 per share. The maximum number of shares of the Common Stock which will be available for sale under the Plan shall be three percent (3%) of the shares of the Common Stock issued and outstanding on the Effective Date, subject to adjustments in the event of stock splits, stock dividends, recapitalizations and the like, and annual adjustments. The maximum number of shares of the Common Stock which shall be available for sale under the Plans shall be increased on the first day of each fiscal year, beginning in the fiscal year ending September 30, 1999, by an amount equal to (x) 3% of the shares of the Common Stock issued and outstanding on the last day of the immediately preceding fiscal year less (y) the number of shares available for future option grants under the Plans on the last day of the immediately preceding fiscal year. If the Plans were in effect as of December 1, 1997, there would be approximately 2,221,220 million shares of Common Stock reserved for issuance under the Plans. The Company anticipates that on the Effective Date the number of shares will not have materially changed.

Offering Periods. Semi-annual offering periods shall commence as of the first business day in April and October, respectively, and terminate on the last business day in March and September, respectively, of each calendar year, unless otherwise designated by the Plan Administrator.

Purchase of Stock. The Plan grants, to each Eligible Employee, a right to purchase shares of Common Stock on the last business day of each Purchase Interval within the offering period. The Plan Administrator shall establish a purchase price for each offering period, provided, however, that the purchase price shall not be less than 85% of the lower of either the Subscription Price or the Market Price. The initial price paid per share, until changed by the Plan Administrator, shall be the lesser of 90% of the Subscription Price or the Market Price.

The purchase price of the shares to be acquired under the Plan is accumulated by payroll deductions over the offering period. The rate of the deduction may be, at the election of the Participant, any multiple of 1% up to a maximum of 10% of the Participant's Base Salary.

The maximum number of shares of Common Stock purchasable per Participant in any one calendar year shall not exceed two thousand five hundred (2,500) shares, and Participants are prohibited from purchasing more than $25,000 worth of Common Stock (determined on the basis of the Fair Market Value per share of stock on the date or dates purchase rights under the Plan are granted) for each calendar year such rights are at any time outstanding.

Participation. Participants may reduce the payroll deduction, provided the Participant complies with the administrative and timing requirements necessary to effectuate such a reduction. Participation in the Plan will automatically continue at the Participant's chosen participation level until he or she files a new enrollment form, withdraws, changes particpation levels or becomes ineligible.

Withdrawal. A Participant may terminate his or her outstanding purchase rights by filing a form with the Plan Administrator anytime prior to the last business day of a Purchase Interval and elect either to have the Company refund all the Participant's payroll deductions for that Purchase Interval or to have those payroll deductions applied to the purchase of shares of the Common Stock at the end of such interval. The termination shall be irrevocable and the Participant may not rejoin until the next offering period. Also, if the Participant ceases to remain an Eligible Employee for any reason, the purchase right shall immediately terminate.

Amendments. The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, certain amendments may require stockholder approval pursuant to applicable laws or regulations. Any such amendment or termination of the Plan shall not affect options already granted and such options shall remain in full force and effect as if the Plan had not been amended or terminated.

Federal Income Tax Consequences. The federal income tax consequences of an employee's purchases under the Plan will vary. The following discussion is only a summary of the general federal income tax rules applicable to the Plan. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

The Plan and the right of Participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under those provisions, no income will be taxable to a Participant at the time of grant of the option or purchase of shares. However, a Participant may become liable for tax upon dispositions of shares acquired under the Plan (or if he or she dies holding such shares), and the tax consequences will depend on how long a Participant has held the shares prior to disposition.

If the shares are disposed of (a) at least two years after the date of the beginning of the offering period and (b) at least one year after the stock is purchased in accordance with the Plan (or if the employee dies while holding the shares), the following tax consequences will apply: the lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the "option price"), or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be treated as ordinary income to the Participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the Participant has a long-term capital loss equal to the difference. If an employee holds the shares for this period, no deduction in respect of the disposition of such shares will be allowed to the Company.

If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply: the amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the "Termination Date") exceeds the option price will be treated as ordinary income to the Participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as either short-term or long-term capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. Even if the shares are sold for less than their fair market value on the Termination Date, the same amount of ordinary income is attributed to a Participant and a capital loss is allowed equal to the difference between the sales price and the value of such shares on such termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.

The maximum income tax rates applicable to long-term capital gains recognized by individual U.S. taxpayers have been affected by the recently enacted Taxpayer Relief Act of 1997, Public Law No. 105-34. Generally, for sales and exchanges of capital assets after May 6, 1997, the maximum tax rate on long-term capital gains is twenty percent (20%), but only ten percent (10%) for individual sellers in the 15-percent tax bracket. However, capital assets sold after July 28, 1997, must be held for more than 18 months in order to qualify for these rates. Any gain from the sale of a capital asset sold after July 28, 1997, that was held for more than 12 months but not more than 18 months, will be taxed at a maximum rate of twenty-eight percent (28%), although the maximum rate is fifteen percent (15%) for individuals in the 15-percent tax bracket. Furthermore, for sales after December 31, 2000, a maximum capital gain rate of eighteen percent (18%) will apply to gain from the disposition of a capital asset acquired after December 31, 2000, if the asset was held for at least five years, and a maximum tax rate of eight percent (8%) will apply to long-term capital gain from the sale or exchange of a capital asset held for more than five years by individuals in the 15-percent tax bracket.

Plan Duration. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last business day in December, 2008,
(ii) the date which shares available for issuance in the aggregate under the Plan and the International Plan have been sold pursuant to purchase rights exercised under such Plans, or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

Participation in the Plan is voluntary and is dependent upon each eligible employee's election to participate and such employee's determination as to the percentage of payroll deductions. Accordingly, future purchases under the Plan are not determinable, and in addition, it would not be meaningful to include information as to the amount of shares which would have been distributable during fiscal 1997 to all employees, or to groups of employees, or to any particular employee of the Company had the Plan been in effect during the fiscal year.

RECOMMENDATION: The Board of Directors recommends a vote "FOR" the proposal to adopt the 1998 Comdisco Employee Stock Purchase Plan.

PROPOSAL 3: PROPOSAL TO AMEND COMDISCO'S RESTATED CERTIFICATE OF INCORPORATION

GENERAL

The Board of Directors has unanimously adopted and is recommending that the Stockholders approve a proposed amendment to Comdisco's Restated Certificate of Incorporation (the "Proposed Amendment"). The Proposed Amendment would amend Article 4 of Comdisco's Restated Certificate of Incorporation to increase the number of authorized shares of Comdisco Common Stock, $0.10 par value, from 200,000,000 to 750,000,000 shares. On the basis of the number of shares issued on December 1, 1997, the Proposed Amendment would result in an increase in the number of authorized and unissued shares of Common Stock from 89,589,245 to 639,589,245 shares.

PURPOSE, EFFECTS AND DESCRIPTION OF PROPOSED AMENDMENT

The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock, and that the availability of such additional shares will provide Comdisco with additional flexibility to issue Common Stock for proper corporate purposes which may be identified by the Board of Directors in the future, such as for possible future acquisitions, stock dividends, stock splits, financing transactions, employee benefits, and other corporate purposes, without the expense and delay of a special stockholders' meeting. No such transaction is currently contemplated by the Company.

As of December 8, 1997, of the 200,000,000 shares currently authorized, there were 74,318,730 shares issued and outstanding, in addition, there were 2,119,490 reserved for issuance under the Company's various employee stock purchase and options plans. If the Proposed Amendment to the Restated Certificate of Incorporation is approved, the authorized shares of Common Stock in excess of those issued and reserved will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's Stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Company's securities may be listed or traded. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its Stockholders. The Company has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized, except for contemplated issuances under the 1998 Employee Stock Purchase Plan and the International Plan, if the Plan is approved. Because holders of Common Stock do not have preemptive rights, any future issuances of Common Stock will have a dilutive effect on present Stockholders.

Pursuant to the Proposed Amendment, Section (a) of Article 4 will be amended to read as follows:

    (a) The aggregate number of shares which Comdisco shall have authority to issue is 850,000,000 of which 750,000,000 shares shall be designated as "Common Stock" of the par value of $0.10 per share and 100,000,000 shares shall be designated as "Preferred Stock" of the par value of $0.10 per share.

Other than increasing the authorized shares of Common Stock from 200,000,000 to 750,000,000, the proposed amendment in no way changes Comdisco's Restated Certificate of Incorporation.

RECOMMENDATION: The Board of Directors recommends that the Stockholders vote "FOR" this proposal to increase the number of authorized shares of Common Stock by 550,000,000 shares.

PROPOSAL 4: APPOINTMENT OF AUDITORS

The Board of Directors has approved the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as auditors, to audit the financial statements of Comdisco for the current fiscal year and to perform other accounting services, as appropriate. KPMG Peat Marwick LLP has audited the financial statements of Comdisco since 1971. The ratification of the appointment of KPMG Peat Marwick LLP is being submitted to the Stockholders at the Annual Meeting.

Comdisco has been advised by KPMG Peat Marwick LLP that representatives of the firm will be present at the Annual Meeting. Such representatives will have the opportunity to respond to appropriate questions and make a statement if they desire to do so.

RECOMMENDATION: The Board of Directors favors a vote "FOR" the appointment of KPMG Peat Marwick LLP. If such appointment is not ratified, the Board of Directors will consider the appointment of other auditors.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by Comdisco, in writing, no later than August 23, 1998, in order to be considered for inclusion in the Proxy Statement and Proxy form for the Comdisco annual meeting of stockholders anticipated to be held in January, 1999.

DIRECTOR NOMINATIONS: Under the Company's by-laws, timely notice of a nomination must be received by the Company in advance of an annual meeting. Ordinarily, such notice must be received not less than 120 nor more than 150 days before the date corresponding to the date of mailing the Company's Proxy Statement in connection with the previous year's Annual Meeting. The stockholder filing the notice of nomination (the "Nominating Stockholder") must provide information on the nominee, including: (i) name, (ii) age, (iii) business and residence address, (iv) principal occupation, and (v) class and number of shares beneficially owned by such nominee. Additionally, the Nominating Stockholder must include: (i) whether he or she intends to appear at the meeting in person or by proxy to make the nomination specified in the notice, (ii) give a description of all arrangements or understandings among the Nominating Stockholder and each nominee, and any other person or persons pursuant to which the nomination is to be made by the Nominating Stockholder, and (iii) any other information required to be disclosed in that connection, pursuant to Regulation 14A under the Securities Exchange Act of 1934. Finally, the following information must be given with respect to the Nominating Stockholder, the nominee, and any other stockholder known by the Nominating Stockholder to be supporting the nominee on the date of Nominating Stockholder notice: (i) the name and address as they appear on the Company's books, and
(ii) the class and number of shares of the Company which are beneficially owned and of record.

OTHER BUSINESS: Notice must be received by the Company within the time limits described above. Notice must include a description of proposed business (including the complete text of any such resolution to be presented at the annual meeting), the reason for conducting such business at the annual meeting, and other specific matters set forth in Section 9, Article 1 of the Company's by-laws (including any material interest of stockholder or beneficial owner, a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, and the name and address as they appear on the Company's books of: (i) the stockholder proposing such business, (ii) the beneficial owner, if any, on whose behalf the proposal is made, and (iii) of any other stockholder known by such stockholder to be supporting such proposal on the date of the stockholder's notice).

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal considered for inclusion in the Company's Proxy Statement for the Comdisco annual meeting of stockholders anticipated to be held in January, 1999.

In each case, the notice must be given to the Secretary of the Company, 6111
N. River Road, Rosemont, Illinois 60018. Any stockholder desiring a copy of the Company's by-laws will be furnished one without charge upon written request to the Secretary.

The foregoing Notice, Proxy Statement and Proxy are sent by order of the Board of Directors.

                                         PHILIP A. HEWES
                                         Secretary

December 22, 1997

          EXHIBIT A-COMDISCO, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN

I.  PURPOSE OF THE PLAN

This 1998 Employee Stock Purchase Plan is intended to promote the interests of Comdisco, Inc. by providing eligible employees in the United States with the opportunity to share in the fortunes of the Corporation by acquiring a proprietary interest in the Corporation through participation in a payroll deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.  ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. The Plan Administrator shall have authority to delegate ministerial tasks related to the Plan to the Corporation's Human Resources, Accounting, Tax and Payroll Departments. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. The Plan Administrator shall not be liable for any action or determination made in good faith with respect to the Plan or any right granted under it.

III.  STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. Subject to the provision for increase, the maximum number of shares of the Corporation's Common Stock which shall be available for sale under the Plan and the International Plan shall be 3% of the shares of the Corporation's Common Stock issued and outstanding on the Effective Date. The maximum number of shares of the Corporation's Common Stock which shall be available for sale under the Plan and the International Plan shall be increased on the first day of each fiscal year, beginning in the fiscal year ended September 30, 1999, by an amount equal to (x) 3% of the shares of the Corporation's Common Stock issued and outstanding on the last day of the immediately preceding fiscal year less (y) the number of shares available for future option grants under the Plan and the International Plan on the last day of the immediately preceding fiscal year.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable in the aggregate under the Plan and the International Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.  OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance in the aggregate under the Plan and the International Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.  Each offering period shall be of such duration (not to exceed twenty-seven
(27) months) as determined by the Plan Administrator prior to the start date. Semi-annual offering periods shall commence as of the first business day in April and October, respectively, and terminate on the last business day in March and September, respectively, of each calendar year, unless otherwise designated by the Plan Administrator.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall be three-month periods ending March 31, June 30, September 30 and December 31 of each year. The Initial Purchase Interval in effect under the initial offering period shall commence on the Effective Date and terminate on the last business day in June, 1998.

V.  ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date provided he or she remains an Eligible Employee, by completing and submitting the appropriate form at designated times. An employee may actively participate in only one corporation sponsored stock purchase plan at a time.

B. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

C. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment form(s) prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such form(s) with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date. In such forms, the Eligible Employee must state the percentage of Base Salary to be deducted from the Eligible Employee's paycheck. Eligible Employees may enter the Plan only at the beginning of an offering period (the first business day of April and October, respectively). The Eligible Employee will be deemed to have elected to continue to participate at the same contribution previously selected (subject to the limitations in Article VI and VIII) and will automatically be enrolled in subsequent offering periods at the same level unless the Eligible Employee files a new enrollment form, withdraws, changes participation levels or becomes ineligible.

VI.  PAYMENT FOR THE SHARES

A. The Participant shall authorize the percentage of Base Salary which may be applied to the acquisition of shares of Common Stock under the Purchase Plan during the offering period by such Participant. Such Authorization shall be delivered to the Plan Administrator (or its designate). Such percentage may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). Whenever an increase, decrease or adjustment in a participating employee's Base Salary is reflected on a pay day within a Purchase Interval, the amount of said Participant's deductions will be automatically adjusted to reflect such change, unless the Participant indicates otherwise.

B. The deduction percentage specified by the Participant shall continue in effect throughout the offering period, the Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective on the next Purchase Interval after timely filing of the appropriate form with the Plan Administrator. A Change Authorization must be received in writing by the Plan Administrator (or its designate) at least 15 days before the next Purchase Interval. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

C. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The payroll deductions so collected shall be credited to the Participant's book account under the Plan. Participants shall receive periodic statements detailing their account balances. A Participant may not make any additional payments on such account nor may payment for shares be made other than by payroll deductions. The funds allocated to an employee's account shall remain the property of the respective employee at all times. Except to the extent otherwise provided by the Plan Administrator, no interest shall be paid on the balance from time to time outstanding in such account and the amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

D. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right (as set forth in Section VII(E) below) in accordance with the provisions of the Plan.

E. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.  PURCHASE RIGHTS

A. GRANT OF PURCHASE RIGHT. As soon as practicable after the Corporation has satisfied the requirements of the applicable federal and state securities laws relating to the offer and sale of Common Stock to Eligible Employees pursuant to this Plan, a Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period on the condition that such employee remains eligible to participate in the Plan throughout such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. EXERCISE OF PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on such date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for the Participant for that Purchase Date. If a Participant is not an Eligible Employee on the last business day of a Purchase Interval, he or she shall not be entitled to exercise his or her Purchase Right.

C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall for each offering period be established by the Plan Administrator, provided however, that the purchase price shall not be less than eighty-five (85%) of the lower of (y) the Subscription Price relating to that offering period or (z) Market Price. The initial purchase price for the initial and each subsequent offering period, until changed by the Plan Administrator, shall be the lesser of 90%
(i) the Subscription Price or the (ii) the Market Price.

D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole or fractional shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price per share in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per participant in any one calendar year shall not exceed two thousand five hundred (2,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

E. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

  (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

  (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

  (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all of the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

F. TRANSFER OF EMPLOYMENT. In the event that an Eligible Employee of the Corporation who is a participant in the Plan is transferred and becomes an Eligible Employee of a Foreign Subsidiary during an offering period in effect under the Plan, such individual shall automatically become a Participant under the International Plan for the duration of the Purchase Interval in effect at that time under the International Plan and shall continue to participate in such Plan unless otherwise terminated and the balance in such individual's book account maintained under the Plan shall be transferred as a balance to a book account opened for such individual under the International Plan. Such balance, together with all other payroll deductions collected from such individual by the Foreign Subsidiary for the remainder of the Purchase Interval under the International Plan (as converted into U.S. Dollars), shall be applied on the next Purchase Date to the purchase of Stock under the International Plan.

G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole or fractional shares of Common Stock at a purchase price per share equal to that percentage then in effect under Section VII(C) (initially 90%) of the lower of (i) the Subscription Price for the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

H. PRORATION OF PURCHASE RIGHTS. If at the termination of any Purchase Interval the total number of shares which would otherwise be subject to options granted pursuant to Section VII A hereof exceeds the number of shares then available under the Plan and the International Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Corporation shall promptly notify the Participants of the Plan and the International Plan, and shall, in its sole discretion (i) make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, (ii) terminate the offering period without issuance of any shares or (iii) obtain shareholder approval of an increase in the number of shares authorized under the Plan and the International Plan such that all options could be exercised in full.

The Corporation may delay determining which of (i), (ii) or (iii) above it shall decide to effect, and may accordingly delay issuance of any shares under the Plan and the International Plan, for such time as is necessary to attempt to obtain shareholder approval of any increase in shares authorized under the Plan and the International Plan. The Corporation shall promptly notify Participants of its determination to effect (i), (ii) or (iii) above upon making such decision. A Participant may withdraw all but not less than all payroll deductions credited to his or her account under the Plan at any time prior to such notification from the Corporation. In the event the Corporation determines to effect (i) or (ii) above, it shall promptly upon such determination return to each Participant all payroll deductions not applied towards the purchase of shares.

I. ASSIGNABILITY. The purchase right shall be exercisable during the Participant's lifetime only by the Participant and shall not be assignable or transferable by the Participant other than by will or the laws of descent and such right and interest shall not be liable for, or subject to, the debts, contracts or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section VII E.

J. SHAREHOLDER RIGHTS. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.  ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

  (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

  (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights (pursuant to employee stock purchase plans intended to qualify under Code Section 423) at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.  EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on November 4, 1997 and shall become effective on the Effective Date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the shareholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the NASDAQ National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such shareholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial offering period hereunder shall be refunded.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last business day in December, 2008, (ii) the date on which all shares available for issuance in the aggregate under the

Plan and the International Plan shall have been sold pursuant to purchase rights exercised under such plans or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.  ISSUANCE OF STOCK

Upon purchase of one or more full or fractional shares by a Participant hereunder, such purchase shall be recorded on the stock transfer records of the Corporation in book entry form in the name of the Participant to reflect the shares purchased at that time. Certificates shall be issued only upon the Participant's request for full shares and also, when necessary to comply with transaction requirements outside the United States. To request certificates, Participant may call Merrill Lynch Service Center at 1-800-621-3777. In the event a Participant terminates his or her account, any fractional share held in the account will be paid to the Participant in cash. Participants shall receive periodic statements detailing their account balances. A Participant will receive Statements of Ownership for stock purchased under the Plan, or may elect to receive stock certificates instead of Statements of Ownership.

Stock purchased under the Plan will be issued only in the name of the Participant, or if his or her Authorization so specifies, in the name of Participant and another person of legal age as joint tenants with rights of survivorship.

The Plan Administrator, at its sole discretion, may determine that the shares shall be delivered by (1) issuing and delivering to the Participant a certificate for the number of shares purchased by such Participant on an exercise date; (2) issuing and delivering a certificate or certificates for the number of share purchased by all Participants on an exercise date to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Plan Administrator from time to time, which shares shall be maintained by such member firm in separate brokerage accounts for each Participant; or (3) issuing and delivering a certificate or certificates for the number of shares purchased by all Participants on an exercise date to a bank or trust company or affiliate thereof, as selected by the Plan Administrator from time to time which shares shall be maintained by such bank or trust company or affiliate in separate accounts for each Participant. Each certificate or account, as the case may be, may be in the name of the Participant, or, if the Participant designates on the form prescribed by the Plan Administrator, in the Participant's name jointly with another individual, with right of survivorship.

XI.  AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, certain amendments may require shareholder approval pursuant to applicable laws or regulations. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) the Company shall obtain stockholder approval in such manner and degree as required.

Any such amendment or termination of the Plan shall not affect options already granted hereunder and such options shall remain in full force and effect as if this Plan had not been amended or terminated.

XII.  NOTICES

All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof. All notices or other communications to a Participant by the Corporation shall be deemed to have been duly given when sent by the Corporation by regular mail to the address of the Participant on the human resources records of the Corporation or when posted on any general electronic messaging and bulletin board system utilized by the Corporation.

XIII.  LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide Common Stock for investment and not for resale. The Corporation does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. Subject to the Corporation's compliance with applicable federal and state securities laws, Participant may, therefore, sell stock purchased under the Plan at any time he or she chooses. The Participant assumes the risk of any market fluctuations in the price of such stock.

XIV.  GOVERNMENTAL REGULATION

The Corporation's obligation to sell and deliver shares of the Corporation's Common Stock under this Plan is subject to the approval of any governmental authority, domestic or foreign, required in connection with the authorization, issuance or sale of such stock.

XV.  GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation, however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale, other disposition or transfer of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of Illinois without resort to that State's conflict-of-laws rules.

D. As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned applicable provisions of law.

                                   SCHEDULE A

                         CORPORATIONS PARTICIPATING IN
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE DATE

                            General Operating Subsidiaries

                               CDC Realty, Inc.
                               CDS Foreign Holdings, Inc.
                               Comdisco Financial Services, Inc.
                               Comdisco Healthcare Group, Inc.
                                 (f/k/a Comdisco Medical Equipment Group, Inc. [f/k/a Comdisco Medical Leasing Group, Inc.])
                               Comdisco Investment Group, Inc.
                               Comdisco Maintenance Services, Inc.
                               Comdisco Medical Exchange, Inc.
                               Comdisco Network Services, Inc.
                                 (f/k/a COM-L 1989-B Corporation)
                               Comdisco Systems, Inc.
                               Comdisco Trade, Inc.
                               Computer Discount Corporation

                                   APPENDIX

The following definitions shall be in effect under the Plan:

A.  BOARD shall mean the Corporation's Board of Directors.

B. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan. The following items of compensation shall NOT be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

C.  CODE shall mean the U.S. Internal Revenue Code of 1986, as amended.

D.  COMMON STOCK shall mean the Corporation's common stock $0.10 par value.

E. CORPORATE AFFILIATE shall mean any "parent" or "subsidiary" corporation of the Corporation, whether now existing or subsequently established. "Parent" and "subsidiary" shall be determined as follows:

  (i) "parent" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and

  (ii) "subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

F. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

G. CORPORATION shall mean Comdisco, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Comdisco, Inc. which shall by appropriate action adopt the Plan.

H. EFFECTIVE DATE shall mean the first business day in April, 1998. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

I. ELIGIBLE EMPLOYEE shall mean any person who is a resident in the United States and who is employed and has been continuously employed for at least one year as of the start date of an offering period by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a), and who are not designated by the Corporation as officers under Section 16 of the Securities Exchange Act of 1934, as amended.

J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date. Unless otherwise provided by the Plan Administrator, all subsequent Entry Dates shall be the first business day in January of each calendar year.

K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

  (i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. Initially the primary market is designated to be the New York Stock Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L. FOREIGN SUBSIDIARY shall mean any Corporate Affiliate which employs Eligible Employees outside the United States and which may be authorized from time to time by the Board to participate in the International Plan.

M. INTERNATIONAL PLAN shall mean the Corporation's 1998 International Employee Stock Purchase Plan.

N. MARKET PRICE shall be the closing selling price of the Common Stock on the New York Stock Exchange (or such other Stock Exchange designated as the primary market by the Plan Administrator) on the day prior to the Purchase Date or, if the Corporation purchases such Common Stock, the actual cost to the Corporation per share (exclusive of brokerage fees and expenses) on the Purchase Date.

O.  1933 ACT shall mean U.S. Securities Act of 1933, as amended.

P. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

Q. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized form time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Date are listed in the attached Schedule A.

R. PLAN shall mean the Corporation's 1998 Employee Stock Purchase Plan, as set forth in this document.

S. PLAN ADMINISTRATOR shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan, none of whom shall be eligible to participate in the Plan.

T. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be the last business day in June, 1998.

U. PURCHASE INTERVAL shall mean each successive three (3)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant. The initial Purchase Interval, however, shall end on the last business day in June, 1998.

V. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

W. SUBSCRIPTION PRICE shall mean the closing price of the Common Stock on the New York Stock Exchange (or such other Stock Exchange designated as the primary market by the Plan Administrator) on the start date (the first business day of April and October, respectively) of an offering period.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4
--------------------------------------------------------------------------------

                                                                    Please mark
                                                                   your votes as
                                                                   indicated in
                                                                   this example
                                                                        [X]

1. Election of directors--NOMINEES

01 A. ANDREINI      02 R. BARDAGY      03 P. HEWES
04 T. PATRICK       05 N. PONTIKES

                                                 For all
                        For      Withhold        Except
                        [_]        [_]            [_]

-------------------------------------------------------------------------------
Except Nominee(s) written above


2. Ratification of a new Employee Stock Purchase Plan

                        For      Against       Abstain
                        [_]        [_]           [_]

3. Approval of amendment to Comdisco's Restated Certificate of Incorporation to increase the number of authorized shares of Comdisco, Inc. common stock by 550,000,000 shares

                        For      Against       Abstain
                        [_]        [_]           [_]


4. The ratification of KPMG Peat Marwick LLP as Auditors

                        [_]        [_]           [_]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

DATE                                                                       1997
     ---------------------------------------------------------------------

-------------------------------------------------------------------------------
Signature

-------------------------------------------------------------------------------
Signature, if Jointly Held

IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE

 *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***

================================================================================
                          /\ FOLD AND DETACH HERE /\

                               VOTE BY TELEPHONE

                         QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 . You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

 OPTION #1: To vote as the Board of Directors  recommends on ALL proposals:
 Press 1.


       YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL.

 OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

            To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

The Instructions are the same for all remaining proposals.

       YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL.

  IF YOU VOTE BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY.
                             THANK YOU FOR VOTING.

CALL ** TOLL FREE ** ON A TOUCH TONE TELEPHONE

           1-800-840-1208 - ANYTIME

   There is NO CHARGE to you for this call.

================================================================================

PROXY
                              [LOGO OF COMDISCO]

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE
                        ANNUAL MEETING OF STOCKHOLDERS

                              3:00 P.M. (C.S.T.)

                               JANUARY 20, 1998

                     PLACE: Comdisco, Inc., at its offices
                            1st Floor, 6111 N. River Road
                            Rosemont, Illinois 60018

PROXY: JACK SLEVIN and PHILIP A. HEWES and each of them, are hereby appointed by the undersigned as attorneys and proxies with full power of substitution, to vote all the shares of Common Stock held of record by the undersigned on December 8, 1997 at the Annual Meeting of Stockholders of Comdisco, Inc. or at any adjournment(s) of the meeting, on each of the items on the reverse side and in accordance with the directions given therein.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY


================================================================================
                          /\ FOLD AND DETACH HERE /\

--------------------------------------------------------------------------------


                            YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE